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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of report (Date of earliest event reported): February 6, 1999

                               Executive Risk Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                     1-12800                   06-1388171
(State or other jurisdiction of (Commission File Number)       (I.R.S. Employer
        incorporation)                                       Identification No.)

82 Hopmeadow Street, Simsbury, Connecticut                             06070
 (Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code: (860) 408-2000
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Item 5. Other Events.

         Executive Risk Inc. (the "Company") has entered into an Agreement and Plan of Merger, dated as of February 6, 1999 (the "Merger Agreement"), with The Chubb Corporation ("Parent") and Excalibur Acquisition, Inc., a wholly owned subsidiary of Parent ("Sub"). The Merger Agreement provides for the merger of Sub with and into the Company, with the Company as the surviving corporation. In the merger, each outstanding share of common stock of the Company will be converted into the right to receive 1.235 shares of common stock of Parent. In connection with the execution of the Merger Agreement, Parent and the Company entered into a Stock Option Agreement, dated as of February 6, 1999 (the "Stock Option Agreement"), under which the Company has granted Parent an option, exercisable under certain circumstances, to purchase 19.9% of the Company common shares outstanding immediately prior to exercise at a price of $71.70 per share.

         On February 8, 1999, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. The foregoing descriptions of the Merger Agreement, Stock Option Agreement and press release are qualified in their entirety by reference to the full texts of such documents, which are filed as exhibits hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits:

         99.1 Joint press release, dated February 8, 1999, issued by Parent and the Company.

         99.2     Merger Agreement.

         99.3     Stock Option Agreement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               EXECUTIVE RISK INC.

                                               By: /s/ Robert V. Deutsch
                                                   -----------------------------
                                                   Robert V. Deutsch
                                                   Executive Vice President,
                                                   Treasurer and Chief Financial
                                                   Officer

Date:   February 9, 1999


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                               INDEX TO EXHIBITS


99.1 Joint press release, dated February 8, 1999, issued by Parent and the Company

99.2   Merger Agreement

99.3   Stock Option Agreement